UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2010

ICU Medical, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	0-19974	33-0022692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Calle Amanecer, San Clemente, California	92673
(Address of principal executive offices)	(Zip Code)

(949) 366-2183
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of ICU Medical, Inc. (the “Company”), held on May 14, 2010, the following proposals were voted on by the Company’s stockholders, as set forth below:

Proposal 1. Election of Directors.

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
George A. Lopez, M.D.	11,093,637	1,149,940	750,287
Robert S. Swinney, M.D.	7,213,974	5,029,603	750,287

Proposal 2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

Votes For	Votes Against	Abstain	Broker Non-Votes
12,984,209	4,452	5,203	N/A

Proposal 3. Approval of the amendment and restatement of the ICU Medical, Inc. 2003 Stock Option Plan, which upon approval, shall be known as the ICU Medical, Inc. 2003 Stock Incentive Plan, to among other things, (i) increase the number of shares of the Company’s common stock available for issuance thereunder by 600,000 shares; (ii) permit the award of additional types of securities and (iii) include performance conditions to be used for performance-based compensation.

Votes For	Votes Against	Abstain	Broker Non-Votes
6,046,098	6,179,280	18,199	750,287

The Company’s stockholders (i) elected each of the director nominees and (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. The amendment and restatement of the ICU Medical, Inc. 2003 Stock Option Plan was not approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 17, 2010

ICU MEDICAL, INC.

/s/ Scott E. Lamb Scott E. Lamb Secretary, Treasurer and Chief Financial Officer